SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Maxtor Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAXTOR CORPORATION

500 McCarthy Boulevard
Milpitas, California 95035

April 9, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of Maxtor Corporation (“Maxtor” or the “Company”) on Thursday, May 8, 2003, at 10:00 a.m., local time, at the Company’s corporate headquarters at 500 McCarthy Boulevard, Milpitas, California 95035.

      Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting and Proxy Statement.

      If you do not plan to attend the Annual Meeting, please promptly complete, sign, date, and return the enclosed proxy promptly in the postage-prepaid envelope to assure that your shares will be represented. Each proxy is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting. Your shares cannot be voted unless you return the enclosed proxy card or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

      We look forward to seeing you at the Annual Meeting.

Very truly yours,

C.S. PARK
Chairman of the Board of Directors

MAXTOR CORPORATION

500 McCarthy Boulevard
Milpitas, California 95035

Notice of Annual Meeting of Stockholders

To Be Held May 8, 2003

       The Annual Meeting of Stockholders (“Annual Meeting”) of Maxtor Corporation (“Maxtor” or the “Company”) will be held on Thursday, May 8, 2003, at 10:00 a.m., local time, at the Company’s corporate headquarters at 500 McCarthy Boulevard, Milpitas, California 95035 for the following purposes:

1. To elect two Class II directors to hold office until the 2006 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 27, 2003.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

      The Board of Directors has fixed the close of business on April 1, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting, and at any adjournment or postponement thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to this Annual Meeting, during ordinary business hours at the Company’s corporate headquarters located at 500 McCarthy Boulevard, Milpitas, California 95035.

By Order of the Board of Directors

GLENN H. STEVENS
Senior Vice President, General Counsel
and Secretary

Milpitas, California

April 9, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

IMPORTANT:     Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROPOSAL NO. 1
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION AND OTHER MATTERS
Stock Option Grants in Last Fiscal Year
Option Grants in Last Fiscal Year
FISCAL 2002 YEAR-END VALUES OF UNEXERCISED OPTIONS
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF STOCKHOLDER RETURN
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS

MAXTOR CORPORATION

500 McCarthy Boulevard
Milpitas, California 95035

Proxy Statement

For
Annual Meeting of Stockholders

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Maxtor Corporation, a Delaware corporation (“Maxtor” or the “Company”), for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Thursday, May 8, 2003, at 10:00 a.m., local time, at the Company’s corporate headquarters at 500 McCarthy Boulevard, Milpitas, California 95035, or any adjournment or postponement thereof. This Proxy Statement and accompanying proxy and Annual Report to Stockholders for the fiscal year ended December 28, 2002, are being mailed on or about April 9, 2003, to all stockholders entitled to vote at the Annual Meeting.

Purpose of Meeting

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

Voting Rights and Solicitation

Voting

      On April 1, 2003, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 244,726,125 shares of common stock of the Company, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record at the close of business on April 1, 2003, is entitled to one vote for each share of common stock held by such stockholder. The Company’s Bylaws provide that a majority of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the meeting.

      All valid proxies received before the Annual Meeting will be exercised. All shares represented by a proxy will be voted in accordance with the choices of the stockholder executing such proxy. If no choices are indicated on the proxy, the shares will be voted in favor of the proposal. Any person giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

      The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to stockholders. In addition, the Company may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable, out-of pocket expenses. The Company may use the services of the Company’s directors, officers and others to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained Georgeson Shareholder Services, a proxy solicitation firm, for assistance in connection with the annual meeting at a cost of approximately $7,500 plus reasonable out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Company’s Board of Directors currently consists of eight directors and is divided into three classes, with the nominees for one class to be elected at each annual meeting of stockholders, to hold office for a three-year term and until successors of such class have been elected and qualified, subject to earlier resignation or removal.

      On December 19, 2002, Charles Boesenberg was appointed by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee to serve as a Class III director of the Board of Directors, effective January 1, 2003. On February 21, 2003, the Board of Directors increased the number of directors in Class III from two to three directors and Mr. Paul Tufano was appointed by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee to fill the vacancy in Class III, effective February 24, 2003.

      The terms of the Class II directors will expire on the date of the upcoming annual meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders are current Class II members of the Board of Directors, Charles Hill and Roger W. Johnson. Mr. Thomas Lyman Chun is not standing for re-election. If elected, the nominees will serve as directors until the Annual Meeting of Stockholders in 2006 and until their successors are elected and qualified. Effective immediately prior to the annual meeting, the number of Class II directors shall be decreased from three to two directors and the Board of Directors will consist of seven directors.

      The names and certain information about the continuing directors in each of the three classes of the Board of Directors are set forth below.

      It is intended that the proxy in the form enclosed will be voted, unless otherwise indicated, for the election of the nominees for election as Class II directors to Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the annual meeting, the proxies will be voted for the election of such other person as a substitute nominee as the Board of Directors may designate in the place of such nominee. If a quorum is present and voting, the nominees for Class II directors receiving the highest number of votes will be elected as Class II directors. Abstentions will be counted as present for purposes of determining if a quorum is present.

Nominees for Class II Directors

      The name of the nominees for Class II directors and certain information about each are set forth below.

	Positions and Offices	Director	Class and Year in Which
Name	Held with the Company	Since	Term Will Expire	Age

Charles Hill	Director	1992	Class II 2006	67
Roger W. Johnson	Director	1999	Class II 2006	68

      Charles Hill has been a member of the Company’s Board of Directors since March 1992. He has been a Senior Research Fellow at the Hoover Institution since 1989. From 1992 to 1996, Mr. Hill was Special Consultant to the Secretary General of the United Nations. Presently, he is Diplomat-in-Residence and Lecturer in International Studies at Yale University and Baylor University.

      Roger W. Johnson has been a member of the Company’s Board of Directors since April 1999. He is currently the President of Roger W. Johnson and Associates, a consulting, teaching and philanthropic company. From 1996 to 2003, he was the Chief Executive Officer and Chairman of the Board of Collectors Universe, Inc., a provider of products and services to the collectibles market. From September 1998 to January 2000, Mr. Johnson was also Chief Executive Officer of YPO International (the Young Presidents’ Organization). Mr. Johnson served as Administrator of the United States General Services Administration from 1993 through 1996. Mr. Johnson serves as a member of the Boards of Directors of Sypris Solutions, Inc., The Needham Funds, Inc., and Computer Access Technology Corporation, each a publicly-held company.

Mr. Johnson also serves as a member of the Board of Directors of Insulectro, a privately held electronics materials company.

Directors Not Standing for Election

      The names and certain information about the continuing members of the Board of Directors who are not standing for election at this year’s Annual Meeting are set forth below.

	Positions and Offices	Director	Class and Year in Which
Name	Held With the Company	Since	Term Will Expire	Age

Charles M. Boesenberg	Director	2003	Class III 2004	54
Michael R. Cannon	Director	1996	Class III 2004	50
Paul J. Tufano	Director	2003	Class III 2004	49
Dr. C.S. Park	Chairman of the Board	1994	Class I 2005	55
Charles F. Christ	Director	1999	Class I 2005	64

      Charles M. Boesenberg has been a member of the Company’s Board of Directors since January 2003. He has served as President and Chief Executive Officer of NetIQ Corporation, a software management company, since January 2002, and became Chairman of the NetIQ Board of Directors in August 2002. From March 2000 to January 2002, he was President of Post PC Ventures, a management and investment company. From December 1998 to February 2000, Mr. Boesenberg served as President and Chief Executive Officer of Integrated Systems, Inc., a systems software company. Before joining Integrated Systems, Mr. Boesenberg was President and Chief Executive Officer of Magellan Corporation, a satellite access products company, which was the surviving corporation of a merger with Ashtech, Inc., a position that he assumed in January 1995 with Ashtech. Prior to 1995, Mr. Boesenberg held senior executive positions with a number of leading high-technology companies including IBM and Apple Computer, Inc. Mr. Boesenberg served as a member of the Board of Directors of Symantec Corporation, a provider of Internet security technology, from June 1994 until September 2002.

      Michael R. Cannon has been a member of the Company’s Board of Directors since July 1996. In January 2003, he joined the Solectron Corporation, an electronics manufacturing company, as President, Chief Executive Officer, and a member of the Board of Directors. From 1996 until January 2003, he served as the Company’s President and Chief Executive Officer. From 1993 until joining the Company, Mr. Cannon held several senior management positions with IBM’s Storage Systems Division, including Vice President of the Personal Systems Storage Business Unit, Vice President of Product Design and Vice President of Worldwide Operations. Prior to joining IBM, Mr. Cannon worked at several companies in the disk drive industry, including Control Data Corporation’s Imprimis Technology spin-off.

      Paul J. Tufano has been a member of the Company’s Board of Directors, President and Chief Executive Officer of the Company since February 2003. Mr. Tufano had been appointed Acting President and Chief Executive Officer in January 2003. Prior to that time, he served as Maxtor’s Executive Vice President and Chief Operating Officer from April 2001 and as Chief Financial Officer from July 1996. From November 1998 until his appointment as Chief Operating Officer, Mr. Tufano served as Maxtor’s Senior Vice President, Finance. From July 1996 until his appointment as Senior Vice President, Finance, Mr. Tufano served as Maxtor’s Vice President, Finance. From 1979 to 1996, Mr. Tufano held a variety of management positions at IBM, including Manager of Worldwide Logistics for IBM’s storage systems division, Manager of Plans and Controls for IBM’s Desktop and Mobile Storage products business unit, and Controller for IBM’s San Jose, California facility.

      Dr. C.S. Park has been Chairman of the Company’s Board of Directors since May 1998. Dr. Park has served as a Managing Director at H & Q Asia Pacific, a private equity firm, since November 2002. Dr. Park served as President and Chief Executive Officer of Hynix Semiconductor, Inc. (“HSI”) from March 2000 to May 2002, and from June 2000 to May 2002 he also served as its Chairman. Dr. Park served as Chairman of Hynix Semiconductor America Inc. (“Hynix”) from September 1996 to July 2002, and from September 1996 to March 2000 he also served as its President and Chief Executive Officer. From September 1996 to May 1998, Dr. Park served as Vice Chairman of the Company’s Board of Directors. Dr. Park served as the Company’s President and Chief Executive Officer from February 1995 until July 1996. From 1993 until his appointment as President and Chief Executive Officer of the Company in 1995, he was Chairman, President and Chief Executive Officer of Axil Computer, Inc., a workstation computer manufacturer. Since 1996, Dr. Park has served as a member of the Board of Directors of Dot Hill Systems Corp., a storage networking solutions company, and since 1999, Dr. Park has served as a director of ChipPAC, a company in the semiconductor industry.

      Charles F. Christ has been a member of the Company’s Board of Directors since August 1995. He has served as Chairman of the Board of Directors of Dot Hill Systems Corp. since July 2000, and as a director at Pioneer-Standard Electronics, Inc. since July 1997. Previously, Mr. Christ was President, Chief Executive Officer and a member of the Board of Directors of Symbios, Inc., a semiconductor and storage product company, from 1997 to August 1998. From 1994 to 1997, Mr. Christ was Vice President and General Manager of the Components Division of Digital Equipment Corporation, a computer hardware and software company.

Board of Directors Meetings and Committees

      During fiscal 2002, the Board of Directors held nine (9) meetings. The Board of Directors regularly meets in executive session without management present. Standing committees of the Board of Directors include, among others, the Audit Committee, the Compensation Committee, the Stock Option Committee and the Nominating and Corporate Governance Committee. During fiscal 2002, no director attended or participated in less than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by any of the committees of the Board of Directors on which such director served.

      The functions of the Audit Committee include the oversight of the quality of the Company’s financial reports and other financial information and its compliance with legal and regulatory requirements, the appointment, compensation and oversight of the Company’s independent auditors, including reviewing of their independence, reviewing and approving the planned scope of the Company’s annual audit, reviewing and pre-approving any non-audit services that may be performed by them, reviewing with management and the Company’s auditors the adequacy of internal financial controls, and reviewing the Company’s critical accounting policies and the application of accounting principles. The Audit Committee held ten (10) meetings during the last fiscal year. The Board of Directors has adopted a written charter for the Audit Committee.

      The current members of the Audit Committee are Messrs. Christ (Chairman), Chun and Park. The Board of Directors has determined that each member of the Audit Committee is “independent,” as such term is defined under the New York Stock Exchange listing standards, except that C.S. Park had been an officer of an affiliate of the Company until February 2002. The Board of Directors reviewed Dr. Park’s prior employment as an officer and Chairman of HSI until May 2002 and director of Hynix until July 2002, and of MMC Technology until Maxtor’s acquisition of MMC in September 2001. The Board of Directors took note that in October 2001 Hynix had sold shares of Maxtor common stock to the public and to Maxtor, reducing its beneficial ownership from approximately 17% to 5.17%, and that in February 2002, Hynix had distributed all of its remaining shares of Maxtor common stock and had not been a Maxtor stockholder since the distribution. The Board of Directors took into consideration the fact that Dr. Park had not been affiliated with HSI since May 2002 or Hynix since July 2002, that Hynix had owned no shares of the Company since February 2002, and that the Company had had no affiliated transactions with HSI or Hynix in 2002. The Board of Directors determined that neither the prior transactions between the Company and Hynix and its affiliates, nor Dr. Park’s prior employment with HSI and Hynix would interfere with Dr. Park’s exercise of independent judgment as a member of the Audit Committee. The Board of Directors determined that it is in the best interests of the Company and its stockholders to continue Dr. Park’s membership on the Audit Committee, given Dr. Park’s financial literacy and knowledge of the Company.

      The Compensation Committee is responsible for determining policies relating to the compensation of the Company’s executive officers, and setting the compensation of the Chief Executive Officer. The Compensation Committee held four (4) meetings during the last fiscal year. The current members of the Compensation Committee are Messrs. Christ, Hill and Johnson (Chairman).

      Upon extension of authority of the Board of Directors, the Stock Option Committee is authorized to approve grants of stock options and restricted stock under the Company’s Amended and Restated 1996 Stock Option Plan (the “1996 Stock Option Plan”), subject to certain limitations set forth by the Board of Directors, to eligible employees (other than executive officers). Mr. Cannon served as the Stock Option Committee’s sole member during fiscal year 2002, during which time the Stock Option Committee did not act. In February 2003, Mr. Tufano replaced Mr. Cannon as the sole member of the Stock Option Committee.

      The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board of Directors, selecting or recommending to the Board of Directors director nominees for each election of directors, developing and recommending to the Board of Directors criteria for selecting qualified director candidates, considering committee member qualifications, appointment and removal, recommending corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and providing oversight in the evaluation of the Board of Directors and each committee. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider nominees recommended by the stockholders of the Company, provided the notice requirements set forth in the Company’s Bylaws have been met. The Nominating and Corporate Governance Committee held five (5) meetings during the last fiscal year. The current members of the Nominating and Corporate Governance Committee are Messrs. Boesenberg, Hill and Park (Chairman).

Compensation of Directors

      Non-employee directors receive an annual retainer of $45,000, $3,000 for attendance in person at each meeting of the Board of Directors and $2,000 for attendance at such meetings via telephone. In addition, members of the Audit Committee receive $2,500 for attendance in person and $1,250 for attendance via telephone, at each meeting of the Audit Committee. Members of the Compensation and Nominating and Corporate Governance Committees receive $2,000 for attendance in person and $1,000 for attendance via telephone, at each meeting of such Committee. Non-employee directors also receive reimbursement for travel and expenses for such meetings. The Chairman of the Board of Directors receives an additional $5,000 for annual service as Chairman of the Board of Directors. The Chairman of the Audit Committee receives $4,000, and the Chairmen of the Compensation and Nominating and Corporate Governance Committees receive $3,000, respectively, for annual service in such capacities.

      Under the 1996 Stock Option Plan, non-employee directors receive an initial grant of a non-qualified stock option to purchase 75,000 shares of the Company’s common stock and an additional non-qualified option to purchase 10,000 shares of the Company’s common stock on each anniversary of the director’s initial election or appointment. Directors who cease to be employees but remain directors of the Company do not receive the initial 75,000 share grant. The 1996 Stock Option Plan as in effect prior to January 2003 provided that non-employee directors elected to the Board of Directors received initial option grants to purchase 30,000 shares. On January 2, 2003 in connection with the increase of the size of the initial option grant to 75,000 shares, each non-employee director who had received an initial option grant prior to January 1, 2003 was granted a non-qualified option to purchase 45,000 shares of the Company’s common stock.

      An Outside Director may elect to defer payment of all or a portion of the annual retainer and meeting fees payable to him to postpone taxation on such amounts.

      Dr. Park received $75,000 for his services as the sole member of a special committee constituted in August 2002 and directed by the Board of Directors to provide an independent assessment of the Company’s strategic direction and as a profitable enterprise in the short and long term; the Committee completed its work and was disbanded in November 2002.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends that stockholders vote FOR election of the above nominees as Class II directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

      The Company’s Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent accounting firm for the current fiscal year ending December 27, 2003. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, with the opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

      The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 28, 2002 by PricewaterhouseCoopers LLP:

Audit Fees		$1,122,400
Financial Information Systems Design and Implementation Fees		0
All Other Fees:
Statutory Audits	$101,545
Tax Compliance and Planning	371,213
Other	0

Total of All Other Fees		472,758

Total		$1,595,158

      The Audit Committee has considered the role of PricewaterhouseCoopers in providing audit and non-audit services to the Company and has concluded that such services are compatible with the independence of PricewaterhouseCoopers LLP as the Company’s accountants.

      The affirmative vote of a majority of the outstanding voting shares of the Company present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants. Abstentions will be counted as present for purposes of determining if a quorum is present. In the event stockholders do not ratify the appointment, the Board of Directors will reconsider such appointment.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends that stockholders vote FOR the ratification of appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent accountants for the fiscal year ending December 27, 2003.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of March 1, 2003 by: (i) each person who is known by the Company to beneficially own more than 5% of the Company’s common stock; (ii) each director and nominee-director of the Company; (iii) each of the individuals listed in the Summary Compensation Table below; and (iv) all current executive officers and directors as a group.

	Number of Shares	Percent of Stock
Name and Identity of Beneficial Owner(1):	Beneficially Owned	Outstanding

Citigroup Inc.(2)	48,312,177	19.75%
399 Park Avenue New York, NY 10043
Wellington Management Company, LLP(2)	32,901,290	13.45%
75 State Street Boston, MA 02109
PIMCO Equity Advisors LLC(2)	12,763,400	5.22%
1345 Avenue of the Americas New York NY 10105
Executive Officers and Directors(3):
Charles M. Boesenberg	0	*
Michael R. Cannon(4)	3,184,515	1.29%
Charles F. Christ(5)	62,000	*
Thomas L. Chun(6)	57,500	*
Charles Hill(7)	65,750	*
Roger W. Johnson(8)	36,875	*
Dr. C.S. Park(9)	65,125	*
Paul J. Tufano(10)	1,254,908	*
Michael D. Cordano(11)	402,326	*
K. H. Teh(12)	831,000	*
Michael J. Wingert(13)	425,820	*
All executives officers and directors as a group (16 persons)(14)	8,506,592	3.38%

*	Less than one percent (1%)

(1)	Number of shares beneficially owned and the percentage of shares beneficially owned are based on 244,635,644 shares of the Company’s common stock outstanding as of March 1, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). All shares of the Company’s common stock subject to currently exercisable options or options exercisable within 60 days after March 1, 2003 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by them.

(2)	Based solely upon Schedule 13G and/or Schedule 13G/ A filings made with the SEC by Citigroup Inc., Wellington Management Co., and PIMCO Equity Advisors LLC on February 4, 2003, February 12, 2003 and February 14, 2003, respectively.

(3)	The address for each director and executive officer is c/o Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035.

(4)	Includes 2,829,375 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after March 1, 2003.

(5)	Represents 62,000 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after March 1, 2003.

(6)	Represents 57,500 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after March 1, 2003.

(7)	Represents 65,750 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after March 1, 2003.

(8)	Represents 36,875 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after March 1, 2003.

(9)	Represents 65,125 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after March 1, 2003.

(10)	Includes 1,080,625 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after March 1, 2003.

(11)	Includes 359,000 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after March 1, 2003.

(12)	Includes 657,500 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after March 1, 2003.

(13)	Includes 391,656 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after March 1, 2003.

(14)	Includes 7,409,312 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after March 1, 2003.

EQUITY COMPENSATION PLAN INFORMATION

      Maxtor maintains the following three compensation plans that provide for the issuance of the Company’s common stock to officers, directors, employees and consultants: the 1996 Stock Option Plan and the Company’s 1998 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), each of which has been approved by stockholders; and the 1998 Restricted Stock Plan (the “Restricted Stock Plan”), which has not been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 28, 2002:

Number of Securities
	Number of Securities		Remaining Available
	to be Issued Upon	Weighted-average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants	(excluding securities
	and Rights	and Rights	reflected in column(a))
Plan Category(1)	(a)	(b)	(c)

Equity compensation plans approved by stockholders	28,050,019	$6.29	17,831,198
Equity compensation plans not approved by stockholders	0	—	45,000 (2)

Total	28,050,019	$6.29	17,876,198

(1)	The information presented in this table excludes options assumed by Maxtor in connection with acquisitions of other companies. As of December 28, 2002, 4,540,508 shares of Maxtor common stock were issuable upon exercise of these assumed options, at a weighted average exercise price of $5.32 per share.

(2)	Represents shares of restricted stock available for issuance under the Company’s Restricted Stock Plan.

Material Features of the 1998 Restricted Stock Plan

      Maxtor’s Restricted Stock Plan provides for the award of shares of Maxtor common stock to certain executive employees. Maxtor’s Board of Directors has the authority to amend or terminate the Restricted Stock Plan. The Restricted Stock Plan’s maximum share reserve is 390,000 shares of Maxtor common stock.

As of March 1, 2003, 345,000 shares had been awarded and 45,000 shares remained available for grant under the Restricted Stock Plan. All unvested shares of restricted stock are forfeited in the event of termination of employment with the Company. In general, the restricted stock shares vest and are released from the forfeiture provision three years from the date of the restricted stock award. If a participant’s employment terminates due to death or disability, such participant will be entitled to a pro rata share of vesting based on their number of months of service from the grant date. Under the terms of Retention Agreements entered into between the Company and its executive officers, vesting of the Restricted Stock Plan shares is subject to acceleration upon certain terminations of employment which occur within 12 months after the occurrence of a “Change of Control,” as such term is defined in such Agreements.

EXECUTIVE COMPENSATION AND OTHER MATTERS

      The following table sets forth the compensation paid by the Company during the fiscal years ended December 30, 2000, December 29, 2001 and December 28, 2002 to the Company’s Chief Executive Officer and the four other most highly paid executive officers to whom the Company paid more than $100,000 for services rendered to the Company during the fiscal year ended December 28, 2002 (the “Named Executive Officers”).

Summary Compensation Table

								Long-Term
		Annual Compensation						Compensation Awards

	Fiscal					Other Annual			Securities	All Other
	Year					Compensation		Restricted	Underlying	Compensation
Name and Principal Position	Ended	Salary($)		Bonus($)		($)(1)		Stock($)(2)	Options(#)	($)(3)

Michael R. Cannon(4)	12/28/02	875,000	(5)	—		—		948,000 (6)	680,000	5,669,132	(7)
President and	12/29/01	838,942		—		—		—	1,250,000	4,800
Chief Executive Officer	12/30/00	749,998		814,125	(8)	—		—	1,000,000	0
Paul J. Tufano(9)	12/28/02	600,000		—		—		663,600	500,000	855,485	(10)
Executive Vice President,	12/29/01	535,096		—		—		—	1,000,000	4,800
Chief Financial Officer and	12/30/00	374,038		313,125	(8)	—		—	250,000	4,800
Chief Operating Officer
Michael D. Cordano	12/28/02	425,000		—		—		331,800	250,000	4,800
Executive Vice President,	12/29/01	388,942		32,692	(11)	103,869	(12)	—	400,000	4,800
Worldwide Sales and	12/30/00	298,040	(13)	250,500		—		—	58,000	4,800
Corporate Marketing
Michael J. Wingert	12/28/02	411,385		250,000	(14)	81,671	(15)	—	—	4,800
Executive Vice President/	12/29/01	332,211		250,000	(14)	—		—	500,000	4,800
General Manager,	12/30/00	274,999		229,625		—		—	60,500	4,800
Server Products Group
K. H. Teh	12/28/02	396,875		—		—		331,800	250,000	405,740	(16)
Executive Vice President,	12/29/01	384,375		—		—		—	400,000	40,238	(17)
Worldwide Manufacturing	12/30/00	343,958		271,375		—		—	200,000	12,512	(17)
and Singapore Managing Director

(1)	Includes only those amounts exceeding the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2)	Represents restricted stock units granted pursuant to the Maxtor’s Restricted Stock Unit Plan (the “Restricted Unit Plan”). The amounts shown in this column represent the dollar value of the Company’s common stock on the date of the award of restricted stock units. On the date of vesting, each recipient receives in cash an amount equal to the closing price of the Company’s common stock as reported by the New York Stock Exchange on such day for each restricted stock unit awarded. Restricted stock unit awards vest in full on the third anniversary of the grant of such award, provided that the recipient’s employment has not terminated for “cause” (as defined in the Restricted Unit Plan)

prior to such anniversary. Acceleration of vesting is subject to the attainment of certain stock price thresholds, at which time 50% of the restricted stock units granted automatically vest.

On June 10, 2002, the Company granted restricted stock units to the following Named Executive Officers: Mr. Cannon, 200,000 units; Mr. Tufano, 140,000 units; Mr. Cordano, 70,000 units; and Mr. Teh, 70,000 units. The value of one restricted stock unit is equal to the price of one share of the Company’s common stock. The value of the restricted stock units granted to each individual was determined by multiplying the number of units awarded by $4.74, the closing price of the Company’s common stock as reported by the New York Stock Exchange on June 10, 2002.

(3)	Unless otherwise indicated, the amounts shown in this column represent the Company’s annual contribution to the Maxtor Savings Retirement Plan, a 401(k) plan.

(4)	Mr. Cannon resigned from his positions as President and Chief Executive Officer of the Company effective January 6, 2003.

(5)	For fiscal 2002, the amount shown includes deferred payments under the Executive Deferred Compensation Plan in the amount of $87,500.

(6)	Mr. Cannon surrendered the restricted stock units he was granted in fiscal 2002 upon his resignation as the Company’s President and Chief Executive Officer in January 2003.

(7)	Represents (i) the outstanding balance of a loan (including accrued interest) from the Company to Mr. Cannon in the amount of $5,664,332 forgiven by the Company pursuant to the terms of the Executive Incentive Retention Agreement dated June 23, 1999; and (ii) contributions by the Company of $4,800 to the Maxtor Savings Retirement Plan, a 401(k) plan.

(8)	For fiscal 2000, the amounts shown include deferred payments under the Executive Deferred Compensation Plan in the amount of $610,594 for Mr. Cannon and $308,585 for Mr. Tufano.

(9)	Mr. Tufano was appointed to the positions of President, Chief Executive Officer and Acting Chief Financial Officer in February 2003. Mr. Tufano had previously been appointed to the positions of Acting President and Chief Executive Officer in January 2003. Prior to his appointment as President, Chief Executive Officer and Acting Chief Financial Officer, Mr. Tufano served as the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer.

(10)	Represents (i) the outstanding balance of a loan (including accrued interest) from the Company to Mr. Tufano in the amount of $850,685 forgiven by the Company pursuant to the terms of the Executive Incentive Retention Agreement and Promissory Note dated October 18, 1999; and (ii) contributions by the Company of $4,800 to the Maxtor Savings Retirement Plan, a 401(k) plan.

(11)	Represents a relocation bonus granted to Mr. Cordano of $32,692.

(12)	Includes relocation expenses reimbursed with gross-up in the amount of $95,469.

(13)	For fiscal 2000, the amount shown includes commissions in the amount of $12,657.

(14)	Represents annual installments of incentive bonus awarded to Mr. Wingert pursuant to an October 2001 letter agreement entered into between the Company and Mr. Wingert. See “Employment Agreements” below for further information.

(15)	Includes relocation expenses reimbursed in the amount of $73,271.

(16)	Represents (i) the outstanding balance of a loan (including accrued interest) from the Company to Mr. Teh in the amount of $395,896 forgiven by the Company pursuant to the terms of the Executive Incentive Retention Agreement and Promissory Note dated November 19, 1999; and (ii) mandatory contributions under Singapore law by the Company of $9,844 to the Central Provident Fund on behalf of Mr. Teh.

(17)	Represents mandatory contributions under Singapore law by the Company to the Central Provident Fund on behalf of Mr. Teh.

Stock Option Grants in Last Fiscal Year

      The following table provides information concerning grants of options to purchase the Company’s common stock made during the fiscal year ended December 28, 2002 to the persons named in the Summary Compensation Table:

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realized Value
					at Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Shares	Options			Appreciation for Option
	Underlying	Granted to	Exercise		Term(3)
	Options	Employees in	Price	Expiration
Name	Granted(1)	Fiscal Year	Per Share(2)	Date	5%	10%

Michael R. Cannon	680,000	16.33%	$4.74	6/10/12	$161,160	$322,320
Paul J. Tufano	500,000	12.00%	$4.74	6/10/12	$118,500	$237,000
Michael D. Cordano	250,000	6.00%	$4.74	6/10/12	$59,250	$118,500
Michael J. Wingert	—	—	—	—	—	—
K. H. Teh	250,000	6.00%	$4.74	6/10/12	$59,250	$118,500

(1)	All options granted during the fiscal year ended December 28, 2002 were granted pursuant to the 1996 Stock Option Plan. These options vest over a four-year period during which 25% vest on the first anniversary of the date of grant and 6.25% vest each quarter thereafter.

(2)	All options in this table have exercise prices equal to the fair market value on the date of grant.

(3)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed annual compounded rates of appreciation only from the date of the grant to the expiration date of the option. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

FISCAL 2002 YEAR-END VALUES OF UNEXERCISED OPTIONS

      The following table sets forth information with respect to fiscal 2002 year-end values of stock options granted to the persons named in the Summary Compensation Table above. There were no exercises of options by any of the persons named in the Summary Compensation Table during the fiscal year ended December 28, 2002.

	Number of Shares Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money Options at
	Fiscal Year End(1)		Fiscal Year End(2)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael R. Cannon(3)	2,751,250	1,773,750	—	$170,000
Paul J. Tufano	924,375	1,203,125	—	125,000
Michael Cordano	300,187	522,813	—	62,500
Michael J. Wingert	334,093	356,407	—	16,000
K. H. Teh	582,500	562,500	—	62,500

(1)	Represents options granted pursuant to the 1996 Stock Option Plan. These options vest over a four-year period during which 25% vest on the first anniversary of the date of grant and 6.25% vest each quarter thereafter.

(2)	Based on the closing price of the Company’s common stock of $4.99 on December 27, 2002, as reported by the New York Stock Exchange.

(3)	Upon his resignation as the Company’s President and Chief Executive Officer, Mr. Cannon surrendered unvested options to purchase a total of 1,620,625 shares of the Company’s common stock and retained an unvested option to purchase 75,000 shares of the Company’s common stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreements

      In June 1996, the Company entered into a letter agreement with Mr. Cannon that provided for (i) base compensation of $500,000 per year; (ii) payment of a sign-on bonus of $1,000,000, payable in four equal quarterly installments beginning on the last day of June 1996; (iii) an annual bonus opportunity of approximately $250,000; (iv) an option to purchase 450,000 shares of Maxtor common stock, which vests over four years; and (v) the payment to Mr. Cannon of one year’s base salary plus any portion of the sign-on bonus remaining unpaid if his employment is terminated without cause. Mr. Cannon resigned as President and Chief Executive Officer of the Company on January 6, 2003.

      In July 1996, the Company entered into a letter agreement with Mr. Tufano that provided for (i) base compensation of $230,000 per year; (ii) payment of a sign-on bonus of $100,000, payable in two equal installments in July 1996 and January 1997; (iii) an annual bonus opportunity of approximately $115,000; (iv) an option to purchase 50,000 shares of Maxtor common stock, which vests over four years; and (v) payment to Mr. Tufano of nine months’ base salary plus any portion of the sign-on bonus remaining unpaid if his employment is terminated without cause. This agreement was superceded in part by the February 2003 letter agreement described below.

      In February 2003, the Company entered into a letter agreement with Mr. Tufano that provided for (i) base compensation of $700,000 per year; (ii) a management incentive bonus opportunity of 100% of base salary; (iii) an option to purchase 750,000 shares of Maxtor common stock, which vests over four years; (iv) 100,000 restricted stock units, which vest over three years; (v) subject to execution of a mutually acceptable release, severance payment of two years’ base salary, health benefits and additional amounts based on earned management incentive bonus amounts upon involuntary termination (other than for cause, permanent disability, death or termination upon change of control); (vi) Mr. Tufano’s agreement not to accept employment as President, CEO, CFO, COO or in an equivalent operating role with a direct competitor of the Company within two years of an involuntary termination from the Company (other than for cause, permanent disability, or termination upon a change of control). In the event he accepts such employment, the Company, at its option, can cease to make any further severance payments; and (vii) if Mr. Tufano voluntarily resigns from his employment at the Company, he shall forfeit any unpaid bonus unless otherwise agreed in writing by the Company’s Board of Directors.

      In March 1997, the Company entered into a letter agreement with Mr. Teh that provided for (i) base compensation of 396,000 Singapore dollars per year; (ii) payment of a sign-on bonus of US$100,000, payable in two equal installments in March 1997 and March 1998; (iii) an annual bonus opportunity of 50% of base compensation; and (iv) an option to purchase 100,000 shares of Maxtor common stock which vests over four years.

      In October 2001, the Company entered into a letter agreement with Mr. Wingert that provided for (i) base compensation of $400,000 per year; (ii) an annual bonus opportunity of 60% of base salary for each full year of employment as Executive Vice President/ General Manager — Server Products Group; (iii) an incentive bonus in the amount of $750,000, to be paid in three equal annual installments; and (iv) an option to purchase 200,000 shares of Maxtor common stock which vests over four years.

Indebtedness of Management

      On June 23, 1999, the Compensation Committee of the Board of Directors approved an agreement between Mr. Cannon and the Company intended to supplement the existing arrangements between Mr. Cannon and the Company. The agreement provided for (i) a $5,000,000 loan from the Company to

Mr. Cannon which was secured by a promissory note bearing interest at the rate of 4.98% from the loan date until maturity; and (ii) if Mr. Cannon remained continuously employed by the Company for a three-year period ending June 22, 2002, forgiveness by the Company of the outstanding loan balance (unpaid principal and accrued interest) due on June 22, 2002. Effective November 1, 2001, the Compensation Committee of the Board of Directors approved an amendment which reduced the interest on Mr. Cannon’s agreement for the then remaining term of the loan if, and to the extent that, the short term applicable federal rate for any month was less than the then interest rate of the loan. As Mr. Cannon had been continuously employed by the Company for the three-year period on June 22, 2002, pursuant to the terms of the agreement, the Company forgave Mr. Cannon’s outstanding loan balance of $5,664,332 on that date.

      On October 18, 1999, the Compensation Committee of the Board of Directors approved an agreement between Mr. Tufano and the Company intended to supplement the existing arrangements between Mr. Tufano and the Company. The agreement provided for (i) a $750,000 loan from the Company to Mr. Tufano which was secured by a promissory note bearing interest at the rate of 5.54% from the loan date until maturity; and (ii) if Mr. Tufano remained continuously employed by the Company for a three-year period ending October 17, 2002, forgiveness by the Company of the outstanding loan balance (unpaid principal and accrued interest) due on October 17, 2002. Effective November 1, 2001, the Compensation Committee of the Board of Directors approved an amendment which reduced the interest on Mr. Tufano’s agreement for the then remaining term of the loan if, and to the extent that, the short term applicable federal rate for any month was less than the then interest rate of the loan. As Mr. Tufano had been continuously employed by the Company for the three-year period ending on October 17, 2002, pursuant to the terms of the agreement, the Company forgave Mr. Tufano’s outstanding loan balance of $850,685 on that date.

      On October 18, 1999, the Compensation Committee of the Board of Directors approved an agreement between Dr. Victor B. Jipson and the Company intended to supplement the existing arrangements between Dr. Jipson and the Company. The agreement provided for (i) a $750,000 loan from the Company to Dr. Jipson which is secured by a promissory note bearing interest at the rate of 5.54% from the loan date until maturity; (ii) if Dr. Jipson remained continuously employed by the Company for a three-year period ending October 17, 2002, forgiveness by the Company of the outstanding loan balance (unpaid principal and accrued interest) due on October 17, 2002; and (iii) if Dr. Jipson’s employment with the Company were terminated prior to October 17, 2002 either by the Company without cause or due to a change of control, as defined thereunder, forgiveness of the outstanding loan balance due on the effective date of such termination. Effective November 1, 2001, the Compensation Committee of the Board of Directors approved an amendment which reduced the interest on Dr. Jipson’s agreement for the then remaining term of the loan if, and to the extent that, the short term applicable federal rate for any month was less than the then interest rate of the loan. Pursuant to the terms of the loan agreement, upon Dr. Jipson’s termination of employment with the Company on July 5, 2002, Dr. Jipson’s then outstanding loan balance of $844,801 was forgiven.

      On November 19, 1999, the Compensation Committee of the Board of Directors approved individual agreements between other executive officers (Pantelis S. Alexopoulos, David L. Beaver, Michael D. Cordano, Phillip C. Duncan, Misha Rozenberg, Glenn H. Stevens, K. H. Teh, and Michael J. Wingert) and the Company intended to supplement the existing arrangements between each such executive officer and the Company. Each agreement provided for (i) a $350,000 loan from the Company to the executive officer which was secured by a promissory note bearing interest at the rate of 5.57% from the loan date until maturity; (ii) if the executive officer remained continuously employed by the Company for a three-year period ending November 18, 2002, forgiveness by the Company of the outstanding loan balance (unpaid principal and accrued interest) due on November 18, 2002; and (iii) if the executive officer’s employment with the Company was terminated prior to November 18, 2002 either by the Company without cause or due to a change of control, as defined thereunder, forgiveness of the outstanding loan balance due on the effective date of such termination. Effective November 1, 2001, with respect to each of the above-described agreements, the Compensation Committee of the Board of Directors approved an amendment which reduced the interest on each such for the then remaining term of the loan if, and to the extent that, the short term applicable federal rate for any month is less than the then interest rate of the loan.

      On May 10, 2002, the Compensation Committee of the Board of Directors approved amendments to each of the above-described agreements pursuant to which each executive officer had the opportunity to extend the maturity date of his loan by a period of six, twelve or eighteen months. Messrs. Duncan and Wingert elected to extend their agreements until May 19, 2003, and Messrs. Alexopoulos, Beaver, Cordano, Rozenberg and Stevens elected to extend their agreements until May 19, 2004. During 2002 and as of March 10, 2003, the amount due the Company under each executive officer’s note, other than Mr. Teh’s, was $350,000, plus accrued interest. Mr. Teh did not elect to extend his loan and as Mr. Teh had been continuously employed by the Company for the three-year period ending on November 18, 2002, pursuant to the terms of the agreement, the Company forgave Mr. Teh’s outstanding loan balance of $405,740 on that date.

Change-in-Control Arrangements

      1998 Restricted Stock Plan. Pursuant to the Restricted Stock Plan, all unvested shares of restricted stock are forfeited in the event of termination of employment with the Company. In general, the restricted stock shares vest and are released from the forfeiture provision three years from the date of the restricted stock award. If a participant’s employment terminates due to death or disability, such participant will be entitled to a pro rata share of vesting based on the number of months of service from the grant date. Under the terms of a change of control agreement, vesting of the Restricted Stock Plan shares is subject to acceleration upon certain terminations of employment which occur within 12 months after the occurrence of a “change of control,” as such term is defined in the Restricted Stock Plan.

      Amended and Restated 1996 Stock Option Plan. Pursuant to the 1996 Stock Option Plan, in the event of a transfer of control, as defined therein, the Board of Directors has the power but is not obligated to accelerate the vesting of outstanding options. If the acquiring corporation in a transfer of control does not assume, or substitute new options for, outstanding options, all shares subject to outstanding options will become fully vested and exercisable prior to the transfer of control. The 1996 Stock Option Plan also provides for the grant of restricted stock. The grant agreement provides that if a participant’s employment terminates due to death or disability, such participant will be entitled to a pro rata share of vesting based on the number of months of service from the grant date.

      Restricted Stock Unit Plan. Pursuant to the Company’s Restricted Unit Plan adopted by the Board of Directors in June 2002, in the event of a change of control, as defined therein, awards issued thereunder shall become fully vested upon of the consummation of a change of control transaction, provided that the recipient’s service to the Company has not terminated prior to such date.

      Change of Control Agreements. Effective May 29, 1998, the Compensation Committee of the Board of Directors approved Retention Agreements pursuant to which executive officers of the Company may receive severance benefits in the event of a termination of employment under certain circumstances involving a change of control of Maxtor. In the Retention Agreements, a “Change of Control” is defined generally as an acquisition by any person of a beneficial ownership of 50% or more of Maxtor voting stock, certain mergers or other business combinations involving Maxtor, the sale of more than 50% of the Company’s assets, liquidation of Maxtor or change in the majority of the incumbent members of the Board of Directors (except for changes in the Board of Directors composition approved by a majority of the directors).

      Subject to the terms and conditions set forth in the Retention Agreements, severance benefits become payable in the event that, within 12 months following a Change of Control, the executive is terminated by Maxtor without cause, or resigns following a reduction in such employee’s compensation, responsibility level, or relocation of more than 100 miles. In such event, the eligible employee is entitled to receive a lump sum cash payment equal to his or her annual salary plus target incentive for the severance period. The severance period is 24 months for the Chief Executive Officer and 12 months for other executives. In addition, the Retention Agreements provide for accelerated vesting of the executive’s unvested stock options and/or restricted stock. For the Chief Executive Officer, all unvested stock options and restricted stock shall become 100% vested and other executives will have their option vesting accelerated by an additional two years, and their restricted stock shall be vested 50% or pro rata based upon the number of months from the restricted award date, whichever is greater. The executive also will be entitled to continued coverage under the

Company’s medical plan for the severance period. If any part of the benefits under a Retention Agreement is determined by Maxtor’s accountants to be an excess parachute payment under Section 280G of the Internal Revenue Code, at the executive’s option, the payment will be reduced to the minimum extent necessary to have no excess parachute payment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors and persons who beneficially own more than ten percent of the Company’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on our review of such reports received or written representations from certain Reporting Persons during fiscal year ended December 28, 2002, the Company believes that all Reporting Persons complied with all applicable reporting requirements, except that David Beaver, Charles Christ, Thomas Chun, Michael Cordano, Charles Hill and Michael Wingert each filed one late report covering one transaction.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is comprised of non-employee members of the Company’s Board of Directors. The members of the Committee are Messrs. Christ, Hill and Johnson. The Committee is responsible for setting and administering the policies governing annual compensation of the Company’s executive officers and for establishing the compensation of the Chief Executive Officer. The Committee is also responsible for administering the Company’s various equity compensation plans, including approving stock option grants, restricted stock grants and restricted stock unit awards to the Company’s executive officers.

      The market for executive talent in the hard disk drive industry, and in the computer industry generally, is highly competitive. The goals of the Company’s executive compensation policies are to attract, retain and reward executive officers who contribute to the Company’s success, to align executive compensation with the Company’s performance and to provide incentive to executive officers to achieve the Company’s business objectives. During 2002, the Committee used salary, bonus compensation, awards of restricted stock units and stock option grants to attain these goals. The Committee reviews compensation surveys prepared by management of the Company and by Hewitt Associates (“Hewitt”), an independent consulting firm engaged by the Company to compare the Company’s compensation package with that of comparable high technology companies. The Committee consulted with Hewitt regarding the key components of the Company’s 2002 executive compensation package. In preparing the performance graph set forth in the section entitled “Comparison of Stockholder Return,” the Company has selected the NASDAQ Computer Manufacturers Stock Index as its published industry index; however, the companies included in the Company’s salary surveys are not necessarily those included in this index, because companies in the index may not compete with the Company for executive talent, and companies which do compete for executive officers may not be publicly traded.

      Base salaries of executive officers are reviewed annually by the Committee and adjustments are made based on (i) salary recommendations from the President and Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) financial results of the Company for the previous year, and (iv) reports to the Committee from outside compensation consultants concerning competitive salaries, scope of responsibilities of the officer position and levels paid by comparable high technology companies in the Company’s geographic area. The Committee seeks to compensate the executive officers competitively in relation to the compensation levels paid by comparable high technology companies.

      In 2001, the Committee also approved a merger incentive bonus plan for certain specified executive officers in connection with the Company’s business and financial performance following the acquisition of the Quantum HDD business (the “Merger Incentive Plan”). The Merger Incentive Plan provides bonuses for such executive officers based on the achievement of a net income target for fiscal year 2002, and cost savings targets, with each factor weighted 50%. No bonuses were awarded in fiscal year 2002 under the Merger Incentive Plan as the financial targets were not met. The plan was terminated in February 2003.

      In May 2002, the Committee approved the Restricted Stock Unit Plan (the “Restricted Unit Plan”) for executive officers and other members of the Company’s senior management. The purpose of the Restricted Unit Plan is to promote the long-term interests of the Company and its stockholders by providing an incentive to motivate and retain its participants by providing for the award of certain rights to receive a cash payment determined by the value of the Company’s common stock. The amount of an award to an executive officer was generally determined with reference to incentive compensation provided by comparable high technology companies, the relative achievements, responsibilities and expected future contributions of the executive officer, as well as recruitment and retention considerations. In May 2002, the Committee granted awards to certain executive officers and other officers of the Company under the Restricted Unit Plan. The Committee consulted with Hewitt in establishing the terms of the awards.

      In May 2002, the Committee approved amendments to the Executive Retention Incentive Agreements and related promissory notes (the “Retention Agreements”) entered into between the Company and certain executive officers pursuant to which each participating executive officer was granted the opportunity to extend the maturity date of the loan each received in connection with the Retention Agreements by a period of six, twelve or eighteen months. The Committee reviewed the retention benefits provided by the Retention Agreements and concluded that it was in the best interests of the Company and its stockholders to offer extensions of the maturity dates of the loans in order to provide the participating executive officers with continued retention incentives.

      The Committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders. The Committee provides such incentives through stock option grants and restricted stock grants. The size of an option grant to an executive officer has generally been determined with reference to incentive compensation provided by comparable high technology companies, the relative achievements, responsibilities and expected future contributions of the executive officer, as well as recruitment and retention considerations. In May 2002, the Committee awarded option grants to certain executive officers and other officers of the Company under the 1996 Stock Option Plan. The Committee considered the factors identified above and consulted with Hewitt in establishing the size and terms of the option grants.

      The Committee did not change Mr. Cannon’s annual salary as President and Chief Executive Officer in 2002. Although Mr. Cannon was eligible for a bonus pursuant to the Merger Incentive Plan, no bonuses were awarded under that Plan as the financial targets were not met. In May 2002, the Committee evaluated executive compensation and granted Mr. Cannon additional options pursuant to the Company’s Amended and Restated 1996 Stock Option Plan. The Committee also granted Mr. Cannon an award under the Restricted Unit Plan. The size and terms of Mr. Cannon’s option grant and restricted stock unit award were determined after consultation with Hewitt and were based on the responsibilities and expected future contributions of Mr. Cannon, the compensation of CEOs at similarly situated companies, the retention value of the grant and award.

      The Committee has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company’s chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from grants of stock options under the 1996 Stock Option Plan generally qualifies for an exemption from these restrictions. However, income from grants of restricted stock and awards of restricted stock units, as well as any outstanding loan balances forgiven pursuant to the terms of the Retention Agreements, generally do not qualify for an exemption. The Committee believes that the retention value of the restricted stock grants, unrestricted stock units, and the forgiveness of outstanding loan balances outweigh the loss of the tax deduction for the income from such grants and loans forgiven. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee’s policy is to qualify the Company’s executives’ compensation for deductibility under applicable tax laws to the maximum extent possible, consistent with the Company’s compensation objectives.

THE COMPENSATION COMMITTEE

Roger W. Johnson, Chairman
Charles F. Christ
Charles Hill

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Company’s Board of Directors is comprised of three directors and operates under a written charter adopted by the Board of Directors. The functions of the Audit Committee include the oversight of the quality of the Company’s financial reports and other financial information and its compliance with legal and regulatory requirements, the appointment, compensation and oversight of the Company’s independent auditors, including reviewing their independence, reviewing and approving the planned scope of the Company’s annual audit, reviewing and pre-approving any non-audit services that may be performed by them, reviewing with management and the Company’s auditors the adequacy of internal financial controls, and reviewing the Company’s critical accounting policies and the application of accounting principles.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      The Audit Committee has discussed and reviewed with the independent auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has met with the Company’s independent auditors, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has reviewed and discussed the audited financial statements with management.

      The Audit Committee has received from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002 for filing with the SEC.

THE AUDIT COMMITTEE

Charles F. Christ, Chairman
Thomas Lyman Chun
Dr. C. S. Park

COMPARISON OF STOCKHOLDER RETURN

      Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s common stock with the cumulative total returns of the New York Stock Exchange – U.S. Companies and NASDAQ Computer Manufacturers Stocks for the period commencing on July 31, 1998, the date of the Company’s initial public offering, and ending December 28, 2002.(*)

Comparison of Cumulative Total Return

From July 31, 1998 to December 28, 2002

Total Returns Index for:	07/1998	12/1998	12/1999	12/2000	12/2001	12/2002

Maxtor Corporation	100.0	198.2	92.4	79.9	94.0	71.3
NYSE Stock Market (US Companies)	100.0	105.8	116.4	121.9	113.6	91.9
NASDAQ Computer Manufacturers Stocks	100.0	143.2	295.3	169.9	119.4	78.6

(*)	The Stock Performance Graph assumes $100 was invested on July 31, 1998 in the Company’s common stock and each index. No cash dividends have been declared on the Company’s common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

      Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by Maxtor at its offices at 500 McCarthy Boulevard, Milpitas, California 95035 not later than December 12, 2003, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Maxtor’s Proxy Statement for that meeting and the other requirements contained in the Company’s Bylaws. The Company has an advance notice provision under its Bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder proposal must be received at the Company’s principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company’s Proxy Statement was released to stockholders in connection with the previous year’s Annual Meeting; except that (i) if no Annual Meeting was held in the previous year, (ii) if the date of the Annual Meeting has been advanced by more than thirty calendar days from the date contemplated at the time of the previous year’s Proxy Statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

TRANSACTION OF OTHER BUSINESS

      At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Glenn H. Stevens
Senior Vice President, General Counsel
and Secretary

April 9, 2003

MAXTOR CORPORATION

Proxy for Annual Meeting of Stockholders
Solicited by the Board of Directors

     The undersigned hereby appoints Paul J. Tufano and Glenn H. Stevens, and each of them, with full power of substitution, to represent the undersigned and to vote all the shares of common stock of Maxtor Corporation (“Maxtor” or the “Company”), which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held on Thursday, May 8, 2003, at 10:00 a.m. (PST), at the Company’s corporate headquarters at 500 McCarthy Boulevard, Milpitas, California 95035, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 9, 2003, receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s 2003 Annual Report to Stockholders.

(Continued and to be signed and dated on reverse side).

A vote FOR the following proposals is recommended by the Board of Directors:

1.     Election of Directors.

☐	FOR the nominees listed below	☐	WITHHOLD AUTHORITY to vote for the nominees listed below	☐	*EXCEPTIONS

Nominees:                       Charles Hill           Roger W. Johnson

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and print that nominee’s name in the space provided below.

*EXCEPTIONS:

2.     To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 27, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.     With discretionary authority, upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 through 3.

Dated:
(Be sure to date proxy)

(Signature of Stockholder)

(Signature of Stockholder)

PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE STOCK CERTIFICATE REPRESENTING YOUR SHARES. IF SIGNING FOR ESTATE, TRUST OR CORPORATION, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, BOTH SHOULD SIGN.